As filed with the Securities and Exchange Commission on February 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY FUTURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Texas	75-2669310
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates

(Full title of the plan)

Andrew M. Wright

EFH Corporate Services Company

Vice President and Associate General Counsel

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value per share	72,000,000 shares	$1.25	$90,000,000	$10,449

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Energy Future Holdings Corp.’s (the “Company’s” or the “Registrant’s”) common stock, no par value per share (“Common Stock”) that become issuable under the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $1.25 per share, which is a good faith estimate made by the board of directors of the Company based on the fair market value of one share of common stock of the Company as of December 31, 2010, the date of the most recent valuation of the Company’s Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Energy Future Holdings Corp. (the “Registrant” or the “Company”) will send or give to all participants in the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a) The Company’s Annual Report on Form 10-K, filed with the Commission on February 18, 2011, for the fiscal year ended December 31, 2010.

(b) The Company’s Current Reports on Form 8-K, filed with the Commission on January 14, 2011 (Item 5.02) and February 14, 2011 (Item 8.01).

(c) All other reports filed by the Company with the Commission since December 31, 2010, pursuant to Section 13(a) or 15(d) of the Exchange Act.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Description of Common Stock. The Company’s authorized capital stock currently consists of 2,000,000,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends that may be declared by the Board, subject to any preferential dividend rights of outstanding preferred stock. In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to receive proportionately any of the Company’s assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock, if any. Pursuant to the Company’s certificate of formation, holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Common Stock Registration Rights. The Company’s sponsor group, which is comprised of investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman Sachs & Co. (collectively, the “Sponsor Group”) and certain other investors have entered into a registration rights agreement with the Company. Pursuant to this agreement, in certain instances, the Sponsor Group can cause the Company to register shares of the Common Stock owned directly or indirectly by them under the Securities Act. In certain instances, the Sponsor Group and certain other investors are also entitled to participate on a pro rata basis in any registration of Common Stock under the Securities Act that it may undertake.

Restrictions on Dividends. The indentures governing certain of the Company’s debt securities (a description of which may be found in the Company’s periodic reports incorporated herein by reference) include covenants that, among other things and subject to certain exceptions, restrict the Company’s ability to pay dividends or make other distributions in respect of its capital stock. Accordingly, essentially all of the Company’s net income is restricted from being used to make distributions on its Common Stock unless such distributions are expressly permitted under these indentures.

Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership; Limited Liability Company Agreement of Texas Energy Future Capital Holdings LLC. The Sponsor Group and certain investors who agreed to co-invest in the Company with the Sponsor Group or to invest in the Company through a vehicle jointly controlled by the Sponsor Group (referred to herein as “Co-Investors”) have entered into (i) a limited partnership agreement (the “LP Agreement”) in respect of the Company’s parent company, Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), and (ii) the limited liability company agreement (the “LLC Agreement”) in respect of Texas Holdings’ sole general partner, Texas Energy Future Capital Holdings LLC (“Texas Capital”). The LP Agreement provides that Texas Capital has the right to vote or execute consents with respect to any shares of the Company’s Common Stock owned by Texas Holdings. The LLC Agreement and LP Agreement contain agreements among the parties with respect to the election of the Company’s directors, restrictions on the issuance or transfer of interests in the Company, including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

Sale Participation Agreement. Ms. Arcilia Acosta and Messrs. Donald Evans, James Huffines, Lyndon Olson, William Reilly and Kneeland Youngblood, each of whom are members of the Company’s board of directors, and each of the Company’s executive officers have entered into sale participation agreements with the Company. Pursuant to the terms of these agreements, among other things, shares of Common Stock held by these individuals are subject to tag-along and drag-along rights in the event of a sale by the Sponsor Group of shares of the Company’s Common Stock. While the shares of Common Stock held by these individuals have voting rights, as a result of the sale participation agreements with the Company, the Sponsor Group has the right to vote the shares of Common Stock of each such director and executive officer.

Management Stockholder’s Agreement. Subject to a management stockholder’s agreement, certain members of the Company’s management, including the Company’s directors named above and executive officers, own shares of Common Stock. The management stockholder’s agreement creates, among other things, certain rights and restrictions on these shares of Common Stock, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright has been granted awards under the Plan and is eligible to receive additional awards under the Plan. Mr. Wright beneficially owns 150,000 shares of the Company’s Common Stock, including 100,000 shares issuable upon the exercise of options. In addition, Mr. Wright has stock options to purchase an additional 150,000 shares of the Company’s Common Stock that will not vest within 60 days of the date of this Registration Statement, with 50,000 of such additional shares to be purchased at a price per share equal to $5.00 and 100,000 of such additional shares to be purchased at a price per share equal to $3.50. The Company has offered to exchange all of Mr. Wright’s outstanding vested and unvested options to purchase 250,000 shares of the Company’s Common Stock for 125,000 restricted stock units to be issued under the Plan, none of which will vest within 60 days of the date of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

The Company is a corporation formed under the Texas Business Organizations Code (the “TBOC”).

TBOC

Section 8.051 of the TBOC states that: (a) an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding, and (b) a court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states as follows:

(a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

(b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

(c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states as follows:

(a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

(b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

(c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

(d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states as follows:

(a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

(b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

(c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Amended and Restated Bylaws of EFH Corp.

Section 15 of the Amended and Restated Bylaws of the Company provides as follows:

Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 15 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

Restated Certificate of Formation of EFH Corp.

Article IX of the Restated Certificate of Formation of EFH Corp. provides as follows:

1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article IX shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

2. Advancement of Expenses. The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or if such indemnification is prohibited by applicable law.

3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article IX; and the Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article IX.

4. Appearance as a Witness. Notwithstanding any other provision of this Article IX, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, agent or other person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory), provision of this certificate of formation or the bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

6. Insurance. The Corporation may purchase, procure, establish and maintain, at its expense, insurance or another arrangement to indemnify or hold harmless, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX.

7. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article IX, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, manager, member or employee of the Corporation which imposes duties on, or involves services by, such director, officer, manager, member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Article X of the Restated Certificate of Formation of EFH Corp. provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

(a) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Certain Other Arrangements

In addition to indemnification by the Company pursuant to its Restated Certificate of Formation and its Amended and Restated Bylaws, the directors, officers, managers, members, employees, agents and similar functionaries of the Company are generally also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the Company’s organizational documents or under the statutes under which the Company is organized.

The Company also maintains a directors’ and officers’ liability insurance policy that covers its directors and officers in amounts that the Company believes are customary for companies similarly situated.

Pursuant to the Management Agreement entered into with the members of the Sponsor Group and their affiliates, the Company has agreed to customary exculpation and indemnification provisions for the benefit of the members of the Sponsor Group, their affiliates, directors, officers and certain other persons.

Concurrently with entering into the Management Agreement, the Sponsor Group, Texas Holdings and the Company entered into the Indemnification Agreement, pursuant to which the Company and Texas Holdings agree to indemnify the Sponsor Group and their affiliates against any claims relating to (i) certain securities and financing transactions relating to the Company’s 2007 merger, (ii) the performance of transaction services pursuant to the Management Agreement, (iii) actions or failures to act by the Company, Texas Holdings, the General Partner or their subsidiaries or affiliates (collectively, the “Company Group”), (iv) service as an officer or director of, or at the request of, any member of the Company Group, and (v) any breach or alleged breach of fiduciary duty as a director or officer of any member of the Company Group.

The above discussion of the TBOC, the Company’s By-Laws, the Restated Certificate of Formation of Energy Future Holdings Corp., and the Company’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Restated Certificate of Formation of Energy Future Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 11, 2007)

4.2	Amended and Restated Bylaws of Energy Future Holdings Corp. (incorporated by reference to Exhibit 3(a) to the Company’s Form 10-Q filed on May 15, 2008)

4.3	2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (incorporated by reference to Exhibit 10(a) to the Company’s Form 10-K filed on March 31, 2008)

4.4	Amendment No. 1 to the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (incorporated by reference to Exhibit 10(ii) to the Company’s Form 10-K filed on February 19, 2010)

4.5	Registration Rights Agreement by and among Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp. and the stockholders party thereto (incorporated by reference to Exhibit 10(b) to the Company’s Form 10-K filed on March 31, 2008)

4.6	Form of Sale Participation Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(g) to the Company’s Form 10-Q filed on August 14, 2008)

4.7	Form of Management Stockholder’s Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(f) to the Company’s Form 10-Q filed on August 14, 2008)

4.8	Form of Sale Participation Agreement (For Directors) (incorporated by reference to Exhibit 10(b) to the Company’s Form 10-Q filed on May 15, 2008)

4.9	Form of Stockholder’s Agreement (For Directors) (incorporated by reference to Exhibit 10(a) to the Company’s Form 10-Q filed on May 15, 2008)

4.10	Form of Sale Participation Agreement (LT/MT Form for Non-Executive Officers)

4.11	Form of Management Stockholder’s Agreement (LT/MT Form for Non-Executive Officers)

4.12	Sale Participation Agreement dated February 1, 2008 between Texas Energy Future Holdings Limited Partnership and John Young (incorporated by reference to Exhibit 10(s) to the Company’s Form 10-K filed on March 31, 2008)

4.13	Management Stockholder’s Agreement dated February 1, 2008 among the Company, Texas Energy Future Holdings Limited Partnership and John Young (incorporated by reference to Exhibit 10(r) to the Company’s Form 10-K filed on March 31, 2008)

4.14	Form of Amended and Restated Non-Qualified Stock Option Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(m) to the Company’s Form 10-K filed on February 19, 2010)

4.15	Form of Restricted Stock Unit Agreement

5.1	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to the consolidated financial statements of Energy Future Holdings Corp.

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to the consolidated financial statements of Oncor Electric Delivery Holdings Company LLC

23.3	Consent of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 18, 2011.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Paul M. Keglevic
Paul M. Keglevic
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Keglevic, Robert C. Walters and John F. Young, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John F. Young	President, Chief Executive Officer, Director	February 18, 2011
John F. Young	(Principal Executive Officer)

/s/ Paul M. Keglevic	Executive Vice President and Chief Financial	February 18, 2011
Paul M. Keglevic	Officer (Principal Financial Officer)

/s/ Stanley J. Szlauderbach	Senior Vice President and Controller	February 18, 2011
Stanley J. Szlauderbach	(Principal Accounting Officer)

/s/ Arcilia C. Acosta	Director	February 18, 2011
Arcilia C. Acosta

/s/ David Bonderman	Director	February 18, 2011
David Bonderman

/s/ Donald L. Evans	Chairman	February 18, 2011
Donald L. Evans

/s/ Thomas D. Ferguson	Director	February 18, 2011
Thomas D. Ferguson

/s/ Frederick M. Goltz	Director	February 18, 2011
Frederick M. Goltz

/s/ James R. Huffines	Director	February 18, 2011
James R. Huffines

/s/ Scott Lebovitz	Director	February 18, 2011
Scott Lebovitz

/s/ Jeffrey Liaw	Director	February 18, 2011
Jeffrey Liaw

/s/ Marc S. Lipschultz	Director	February 18, 2011
Marc S. Lipschultz

/s/ Michael MacDougall	Director	February 18, 2011
Michael MacDougall

/s/ Lyndon L. Olson, Jr.	Director	February 18, 2011
Lyndon L. Olson, Jr.

/s/ Kenneth Pontarelli	Director	February 18, 2011
Kenneth Pontarelli

/s/ William K. Reilly	Director	February 18, 2011
William K. Reilly

/s/ Jonathan D. Smidt	Director	February 18, 2011
Jonathan D. Smidt

/s/ Kneeland Youngblood	Director	February 18, 2011
Kneeland Youngblood

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Formation of Energy Future Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 11, 2007)

4.2	Amended and Restated Bylaws of Energy Future Holdings Corp. (incorporated by reference to Exhibit 3(a) to the Company’s Form 10-Q filed on May 15, 2008)

4.3	2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (incorporated by reference to Exhibit 10(a) to the Company’s Form 10-K filed on March 31, 2008)

4.4	Amendment No. 1 to the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates (incorporated by reference to Exhibit 10(ii) to the Company’s Form 10-K filed on February 19, 2010)

4.5	Registration Rights Agreement by and among Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp. and the stockholders party thereto (incorporated by reference to Exhibit 10(b) to the Company’s Form 10-K filed on March 31, 2008)

4.6	Form of Sale Participation Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(g) to the Company’s Form 10-Q filed on August 14, 2008)

4.7	Form of Management Stockholder’s Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(f) to the Company’s Form 10-Q filed on August 14, 2008)

4.8	Form of Sale Participation Agreement (For Directors) (incorporated by reference to Exhibit 10(b) to the Company’s Form 10-Q filed on May 15, 2008)

4.9	Form of Stockholder’s Agreement (For Directors) (incorporated by reference to Exhibit 10(a) to the Company’s Form 10-Q filed on May 15, 2008)

4.10	Form of Sale Participation Agreement (LT/MT Form for Non-Executive Officers)*

4.11	Form of Management Stockholder’s Agreement (LT/MT Form for Non-Executive Officers)*

4.12	Sale Participation Agreement dated February 1, 2008 between Texas Energy Future Holdings Limited Partnership and John Young (incorporated by reference to Exhibit 10(s) to the Company’s Form 10-K filed on March 31, 2008)

4.13	Management Stockholder’s Agreement dated February 1, 2008 among the Company, Texas Energy Future Holdings Limited Partnership and John Young (incorporated by reference to Exhibit 10(r) to the Company’s Form 10-K filed on March 31, 2008)

4.14	Form of Amended and Restated Non-Qualified Stock Option Agreement (For Executive Officers) (incorporated by reference to Exhibit 10(m) to the Company’s Form 10-K filed on February 19, 2010)

4.15	Form of Restricted Stock Unit Agreement*

5.1	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company*

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to the consolidated financial statements of Energy Future Holdings Corp.*

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to the consolidated financial statements of Oncor Electric Delivery Holdings Company LLC*

23.3	Consent of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company (included in the opinion filed as Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages of this Registration Statement)*

*	filed herewith